UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2003

TDK Mediactive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28604	95-4264046
(State of other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4373 Park Terrace Drive, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 707-7063

(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS

On September 2, 2003, TDK Mediactive, Inc. entered into an Agreement and Plan of Merger with Take-Two Interactive Software, Inc., Mediactive, Inc., a wholly-owned subsidiary of Take-Two Interactive Software, and TDK U.S.A. Corporation, the majority stockholder of TDK Mediactive. Pursuant to the merger agreement, Take-Two will purchase TDK Mediactive for approximately $22.7 million, consisting of (1) $0.55 per share for 23,005,885 shares ($12,653,237); (2) payment of debt of $9,910,564 ($1,910,564 in cash and $8 million in restricted shares of common stock of Take-Two, or approximately 270,000 shares); and (3) approximately $173,000 for the purchase of outstanding stock options.

As a result of the merger, TDK Mediactive will become a wholly-owned subsidiary of Take-Two Interactive Software, and Mediactive, Inc. will cease to exist as a separate entity. In addition, the common stock of TDK Mediactive will be delisted from the OTC Bulletin Board electronic quotation system and will be deregistered under the Securities Exchange Act of 1934.

A majority vote of stockholders is required to approve the merger agreement and merger. Under Delaware law, such approval may be provided by written consent and without a meeting of the stockholders. On September 2, 2003, TDK USA and Vincent J. Bitetti, who together own approximately 77.8% of the outstanding common stock of TDK Mediactive, executed a written consent approving the merger agreement and the merger. Accordingly, no further stockholder approval of the merger is required.

Take-Two and TDK Mediactive have also entered into a separate distribution agreement providing Take-Two with the exclusive North American distribution rights for certain TDK Mediactive game titles to be released after the signing of the merger agreement. This distribution agreement covers TDK Mediactive’s holiday line-up of products, including The Haunted Mansion for PlayStation®2, Xbox™ and GameCube, currently scheduled to launch in mid-October, with a Game Boy Advance version to follow, Corvette for PlayStation®2, Xbox™ and Game Boy Advance and Star Trek: Shattered Universe for PlayStation®2 and Xbox™, among others.

Consummation of the merger is expected to occur in the fourth quarter of 2003. However, the consummation of the merger is subject to certain closing conditions et forth in the merge agreement, and there can be no assurances regarding when or if the merger will be consummated. A copy of the merger agreement is attached hereto as Exhibit 2.1, and a copy of the distribution agreement is attached as Exhibit 2.2. The foregoing description of the merger agreement and of the distribution agreement is qualified in its entirety by reference to the full text of the merger agreement and the license agreement, which are incorporated herein by reference.

A joint press release announcing the execution of the merger agreement was issued on September 3, 2003, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

2.1	Agreement and Plan of Merger, dated as of September 2, 2003, by and among Take-Two Interactive Software, Inc., Mediactive, Inc., TDK Mediactive, Inc. and TDK U.S.A. Corporation.
10.1	Distribution Agreement, dated as of September 2, 2003, by and between Take-Two Interactive Software, Inc. and TDK Mediactive, Inc.
99.1	Joint press release dated September 3, 2003 of TDK Mediactive, Inc. and Take-Two Interactive Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TDK MEDIACTIVE, INC.

By:	/s/ MARTIN G. PARAVATO
Martin G. Paravato Chief Financial Officer
Date: September 4, 2003